SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 18, 2004

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2004, Dynegy Inc. issued a press release announcing that one of its subsidiaries, Dynegy Power Marketing, Inc. (“DYPM”) had entered into a Power Purchase Agreement (the “Power Purchase Agreement”) with Constellation Energy Commodities Group, Inc. (“CECG”), under which CECG would receive DYPM’s rights to purchase approximately 570 megawatts of capacity and energy arising under DYPM’s power purchase agreement (the “Kendall PPA”) with LSP-Kendall Energy, LLC (“Kendall”) for a four year period commencing December 1, 2004 and ending November 30, 2008 (the “Term”). DYPM will remain party to the Kendall PPA, but will receive offsetting payments from CECG during the Term.

Concurrently with the execution of the Power Purchase Agreement, DYPM and CECG entered into an Assignment and Assumption Agreement (the “Assignment”) pursuant to which DYPM would transfer to CECG all of its rights and obligations under the Kendall PPA through November 30, 2008. The Assignment will only become effective upon the satisfaction of a number of conditions, including the receipt of Kendall’s consent, and upon such effectiveness the Power Purchase Agreement would terminate.

In connection with these transactions, DYPM paid to CECG $117.5 million in cash and effectively eliminated approximately $165 million in future fixed payment obligations under the Kendall PPA through the end of the Term.

The foregoing descriptions of the Power Purchase Agreement and Assignment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which Dynegy intends to file as exhibits to its Annual Report on Form 10-K for the period ending December 31, 2004, to the extent such agreements are still in effect.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the above transaction is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable.

(c)	Exhibits:

Exhibit No.	Document
99.1	Press Release dated November 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: November 23, 2004	By:	/s/ GERALD W. CLANTON
	Name:	Gerald W. Clanton
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated November 18, 2004.